Exhibit 99.1

Units Issued in CorMedix IPO to Separate on May 13, 2010

Bridgewater, New Jersey, May 7, 2010 (Business Wire) – CorMedix Inc. (“CorMedix”) (NYSE Amex: CRMD.U), a pharmaceutical company focused on developing and commercializing therapeutic products for the treatment of cardiorenal disease, today announced that the units issued in CorMedix’s recent initial public offering will separate on May 13, 2010 instead of the currently scheduled separation date of May 23, 2010 following the determination by Maxim Group LLC, the representative of the underwriters of CorMedix’s initial public offering, that the earlier separation date is acceptable.  Each unit consists of two shares of CorMedix’s common stock and a warrant to purchase one share of common stock.

Upon the commencement of trading on May 13, 2010, each unit will automatically separate into its underlying two shares of common stock and one warrant and the common stock and warrants will trade separately on NYSE Amex under the symbols “CRMD” and “CRMD.WS,” respectively.  The units, which are currently traded under the symbol “CRMD.U”, will no longer be listed on NYSE Amex following the separation.

About CorMedix

CorMedix Inc. is a pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the treatment of cardiac and renal dysfunction, also known as cardiorenal disease.  CorMedix’s goal is to treat kidney disease by reducing the commonly associated cardiovascular and metabolic complications, in effect, treating the kidney to treat the heart.

CorMedix currently has several product candidates in clinical development, including its two most advanced product candidates: CRMD003 (Neutrolin®) for the prevention of central venous catheter infection and clotting in hemodialysis; CRMD001 (a formulation of the drug Deferiprone) for the prevention of contrast-induced nephropathy in high-risk chronic kidney diseases patients. Please see www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including the outcome of clinical trials of CorMedix’s drug candidates and whether they demonstrate these candidates’ safety and effectiveness; the risks and uncertainties associated with: obtaining additional financing to support CorMedix’s research and development and clinical activities and operations; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix’s drug candidates; CorMedix’s ability to enter into and maintain collaborations with third parties for its drug development programs; CorMedix’s dependence on its collaborations and its license relationships; achieving milestones under CorMedix’s collaborations; CorMedix’s’ dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; protecting the intellectual property developed by or licensed to CorMedix; and CorMedix’s ability to maintain listing on the NYSE Amex Stock Market. These and other risks are described in greater detail in CorMedix’s filings with the Securities and Exchange Commission. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts:
Brian Lenz
Chief Financial Officer
CorMedix Inc.
908-517-9486

Alan Roemer
Investor Relations
The Trout Group
646-378-2945